EXHIBIT 23.1      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of STERIS Corporation and in the related Prospectuses of our report dated April 20, 2000, except for Note E as to which the date is June 19, 2000, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2000:

Registration
  Number                    Description                                                           Filing Date
------------      ----------------------------------------------------------              -------------------------
333-65155          Form S-8 Registration Statement -- STERIS Corporation                       October 1, 1998
                   1998 Long Term Incentive Compensation Plan

333-55839          Form S-8 Registration Statement -- Nonqualified Stock Option                June 2, 1998
                   Agreement between STERIS Corporation and John Masefield and the
                   Nonqualified Stock Option Agreement between STERIS Corporation and
                   Thomas J. DeAngelo

333-32005          Form S-8 Registration Statement -- STERIS Corporation                       July 24, 1997
                   1997 Stock Option Plan

333-06529          Form S-3 Registration Statement -- STERIS Corporation                       June 21, 1996

333-01610          Post-effective Amendment to Form S-4 on Form S-8 --                         May 16, 1996
                   STERIS Corporation

33-91444           Form S-8 Registration Statement -- STERIS Corporation                       April 24, 1995
                   1994 Equity Compensation Plan

33-91442           Form S-8 Registration Statement -- STERIS Corporation                       April 24, 1995
                   1994 Nonemployee Directors Equity Compensation Plan

33-55976           Form S-8 Registration Statement -- STERIS Corporation                       December 21, 1992
                   401(k)Plan

33-55258           Form S-8 Registration -- STERIS Corporation                                 December 4, 1992
                   Amended and Restated Non-Qualified Stock Option

                                                      /s/ Ernst & Young LLP

Cleveland, Ohio
June 19, 2000